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                      AFTERMARKET TECHNOLOGY HOLDINGS CORP.
                                  AMENDMENT NO. 1
                                       TO

                    AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN
         Aftermarket Technology Holdings Corp., a Delaware corporation, hereby adopts this amendment to the Amended and Restated 1994 Stock Incentive Plan (the "Plan") pursuant to Section 8 of the Plan, on September 19, 1996:

         Section 4(a) of the Plan is hereby amended and restated in its entirety to read as follows:

         "(a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 400,000 subject to adjustment as provided in Section 7 hereof."